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                                                                    EXHIBIT 10.3


                                   NationsBank
                       NationsBanc Commercial Corporation

                               Factoring Agreement
                              entered into between

                               Farah Incorporated
                                       and
                       NationsBanc Commercial Corporation

NationsBanc Commercial Corporation
P.O. Box 4095
Atlanta, Georgia 30302-4095

Gentlemen:

         We are pleased to confirm the following agreement by which you are to act as sole factor for sales made by us:

SECTION 1.        DEFINITIONS

         1.1 "Banking Day" shall mean a day for dealings by and between banks, excluding Saturday, Sunday and any day which shall be a legal holiday in the City of Atlanta, Georgia, and any other day on which banking institutions are authorized to close in the City of Atlanta, Georgia.

         1.2 "Credit Risk" shall mean the risk of loss resulting solely and exclusively from a Customer's failure to pay at maturity because of its financial inability.

         1.3 "Customer Dispute" shall mean any cause for nonpayment of Receivables, other than the financial inability of the Customer, including, without limitation, any alleged defense, offset, or counterclaim.

         1.4 "Customers" shall mean the account debtors obligated on the Receivables.

         1.5 "Default" shall mean the occurrence of any of the following events: (a) nonpayment when due of any amount payable on any of the Obligations or failure to perform any agreement or meet any obligation of ours contained herein or in any agreement out of which any of the Obligations arose; (b) any material statement, representation, or warranty of ours made orally or in writing herein or in any other writing or statement at any time furnished or made by us to you is untrue in any material respect as of the date furnished or made; (c) suspension of the operation of our present business; (d) any Obligor becomes insolvent or unable to pay debts as they mature, makes an assignment for the benefit of creditors, or a proceeding is instituted by or against any Obligor alleging that such Obligor is insolvent or unable to pay debts as they mature, or a
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petition under any provision of Title 11 of the United States Code (entitled
"Bankruptcy"), as amended is brought by or against any Obligor; (e) death of any Obligor who was a natural person, or death or withdrawal of any partner of any Obligor which is a partnership, or dissolution, merger, or consolidation of any Obligor which is a corporation; (f) sale, transfer or exchange, either directly or indirectly, of a controlling stock interest of any Obligor which is a corporation; (g) termination or withdrawal of any guaranty for the Obligations;
(h) appointment of a receiver for any collateral pledged for the Obligations or for any property in which we have an Interest; or (i) the Pension Benefit Guaranty Corporation shall commence proceedings under Section 4042 of the Employee Retirement Income Security Act of 1974 (ERISA) to terminate any employee pension benefit plan of Debtor.

         1.6 "Net Amount" of Receivables shall mean the gross amount of Receivables, less maximum discounts, less returns, less credits or allowances of any nature at any time issued, owing, granted or outstanding, and less also your commission as set forth herein.

         1.7 "Obligations" shall mean all of our obligations to you hereunder, including without limitation all obligations of ours to you under any guaranty, or accommodation, sums owing to you for goods and/or services purchased from any other firm factored by you, and all other obligations of ours to you, however and whenever created, arising or evidenced, whether direct or indirect, through assignment from third parties in the ordinary course of your business, absolute, contingent or otherwise, now or hereafter existing or due or to become due.

         1.8 "Obligor" shall mean us and each other party primarily or secondarily, directly or indirectly liable on any of the Obligations.

         1.9 "Payment Date" shall mean: (a) for each credit-approved Receivable for which you retain the Credit Risk, two (2) Banking Days after the date on which the Receivable is credited by you to our account or, if such Receivable is not paid, one hundred twenty (120) days after the due date of the Receivable or, if such day is not a Banking Day, the next Banking Day; and (b) for each Receivable for which you do not bear the Credit Risk, two (2) Banking Days after the date on which the Receivable is credited by you to our account.

         1.10 "Receivables" shall mean all accounts, instruments, contract rights, chattel paper, documents, and general intangibles arising from our Sales, and the proceeds thereof, and all security and guaranties therefor, whether now existing or hereafter created.

         1.11 "Sales" shall mean the sale of goods and/or the rendition of services by us in the ordinary course of our business to Customers in the United States of America and Puerto Rico.


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         1.12     "Contract Year" shall mean the twelve (12) month period
commencing on the effective date hereof and each succeeding twelve (12) month period thereafter.

         1.14 "Standard Commission" shall mean twenty-eight hundredths of one percent (0.28%) of the gross amount of Receivables for Receivables with selling terms of ninety (90) days or less.

         1.15 "Long Term Commission" shall mean that for all Sales made on terms exceeding ninety (90) days our Standard Commission shall be increased by fifteen hundredths of one percent (0.15%) of such gross amount for each additional thirty (30) day term or part thereof.

SECTION 2.        SALE AND APPROVAL; PURCHASE PRICE; COMMISSION; RESERVES

         2.1 We hereby assign and sell to you as absolute owner, without recourse, except as hereinafter set forth, our entire interest in all of our present and future Receivables.

         2.2 Notwithstanding any other provision of this Agreement, each of our Receivables in a gross amount of One Hundred Dollars ($100) or less is assigned and sold to you under this Agreement with full recourse.

         2.3 All orders for Sales shall be submitted to you for credit approval prior to shipment of the goods or rendition of the services so ordered, and each approved Sale shall be made only in accordance with such approval. All Credit approvals must be in writing. Receivables arising from orders not so approved by you, in whole or in part, shall be with full recourse to us to the extent and in the respects not so approved. A credit approval shall not be effective if (a) the approved terms of sale are changed, (b) delivery of the goods to the Customer is not made by us within forty-five (45) days after the shipping date specified in our request for credit approval, or, if no such date is specified, within forty-five (45) days after the date of the credit approval, or (c) the invoice representing the Sale is not delivered to you within twenty
(20) days after the shipment date. Credit approval may be by credit line. While a credit line remains in force, Receivables (or parts thereof) in excess of such line will succeed amounts within the line which are paid by or credited to the Customer; the succession of Receivables (or parts thereof) shall take place in the order of maturity and shall be limited to amounts then so paid or credited. The right of succession ceases when the line is cancelled. On all credit-approved Sales you assume the Credit Risk up to the amount so approved, provided, however, that we will bear the first one-tenth of one percent (0.10%) of the credit losses on the amount of the uncollected Receivables if a Customer, after delivery/rendition and acceptance of the goods/services, fails on due date to pay in full solely because of financial inability and which are charged off during each contract year. You are not to be responsible where nonpayment results from any Customer Dispute, acts of God, war,


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civil strife, currency restrictions, or foreign political impediments, because we assume all other risks. Credit approvals, once granted, may be withdrawn by you prior to shipment/rendition of the goods/services. With regard to Sales without credit approval or in excess of any approved amount of credit, as to any given Customer, we agree that any payments or credits on any Receivables owing from such Customer may be applied first to any credit-approved Receivables which may at any time be unpaid, regardless of the respective dates such Sales occurred and regardless of any notations on payment items, or may be applied in such other manner as you in your sole discretion shall deem appropriate.

         2.4 We will provide you with listings of Receivables in form reasonably satisfactory to you, together with Customers' invoices, shipping documents, and such other documents and proof of delivery/rendition as you may at any time require. Billing on invoices by whomever done shall be conclusive evidence of assignment and sale hereunder of such Receivables whether or not we execute any other instrument with regard thereto. All invoices to Customers shall state plainly on the face thereof that the Receivables represented by such invoices have been assigned, sold, and are payable to you only. All remittances obtained by us against Receivables will be received in trust for you, and we will turn over to you the identical remittances as speedily as possible; provided, however, that nothing herein authorizes us to collect Receivables.

         2.5 The purchase price of Receivables is to be the Net Amount thereof, which, less any charges and reserves, will be due and payable on Payment Date. For the contract year commencing June 9, 1998 and for each contract year thereafter, we shall pay you the Standard Commission plus Long Term Commission, if applicable. However, from the commencement of the contract and until the day following the day that the amount of the Factored Receivables exceeds One Hundred Twenty-Five Million Dollars ($125,000,000.00) the Standard Commission shall be waived and on such following day we shall pay you the Standard Commission plus the Long Term Commission, if applicable. You may retain from sums payable to us a reserve, which reserve may be revised from time to time at your reasonable discretion, in order to provide for Customer Disputes, possible credit losses on unapproved Receivables, and the Obligations. A discount, credit, or allowance after issuance or granting may not be claimed by us, but may be claimed solely by the Customer; no third party beneficiary rights are created hereby.

         2.6 We shall pay to you on demand any charges at any time outstanding in our account.

         2.7 You will render a statement of account monthly, and such statement shall be binding upon us except for specific matters for which you are notified in writing to the contrary within sixty (60) days after the date of such statement.


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SECTION 3.        POWER OF ATTORNEY

         We hereby appoint you as our attorney-in-fact to receive, open, and dispose of all mail addressed to us pertaining to Receivables; to endorse our name upon any notes, acceptances, checks, drafts, money orders, and other evidences of payment of Receivables that may come into your possession and to deposit or otherwise collect the same; and to do all other acts and things necessary to carry out the terms of this Agreement. This power, being coupled with an interest, is irrevocable while any Receivable shall remain unpaid. You, as attorney-in-fact, shall not be liable for any errors of judgment or mistake of fact.

SECTION 4.        SECURITY INTEREST

         We hereby grant you a security interest in all of our present and future accounts, instruments, contract rights, chattel paper, documents and general intangibles, (whether arising before or after termination of this Agreement) and all returned, repossessed, and reclaimed goods, and books and records relating thereto, to secure all of the Obligations. We further sell and assign to you all our title and/or interest in the goods (unless released by you) represented by Receivables as well as goods returned by or repossessed from Customers, all of our rights as an unpaid vendor or lienor, all of our rights of stoppage in transit, replevin and reclamation relating thereto, and all of our rights against third parties with respect thereto; we will cooperate with you in exercising any rights with respect to the goods. In addition, we hereby grant you a security interest in the reserve established pursuant to Section 2.5 hereof, to secure all of the Obligations.

SECTION 5.        REPRESENTATIONS, WARRANTIES AND COVENANTS

         5.1 We represent and warrant that we are fully authorized to enter into this Agreement and perform hereunder and covenant that we will continue to be so for the duration of this Agreement.

         5.2      We represent and warrant that we are solvent.

         5.3 We represent and warrant that our Receivables are, and covenant that they shall be, at the time of their creation, bona fide and existing obligations of our Customers arising out of our Sales, free and clear of all security interests, liens, and claims whatsoever.

         5.4 We represent and warrant that our inventory is not subject to any security interest, lien or encumbrance whatsoever, and we covenant that we shall not permit it to become so encumbered without your prior written consent, except for Fleet Capital Corporation, as Agent.


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         5.5      We represent and warrant with respect to each Receivable as it arises:

                  (a) We will have made delivery of the goods or will have rendered the services ordered;

                  (b)      The Customer will accept the goods and/or services;

                  (c)      No Customer Dispute will exist in any respect;

                  (d) We will have preserved and will continue to preserve any liens and any rights to liens available by virtue of Sales; and

                  (e)      The Customer will not be our affiliate.

SECTION 6.        CUSTOMER DISPUTES, CHARGEBACKS AND RETURNS

         We will notify you promptly and will settle all Customer Disputes, but you have the right at all times to do so directly and to compromise, adjust, or litigate all such Customer Disputes. If a Customer Dispute exists or is asserted with regard to any Receivable, or if we breach any representation, warranty or covenant with respect to any Receivable, you may charge back to our account the Net Amount of such Receivable, as well as all other Receivables owing by the same Customer. You may charge back to our account at any time any unapproved Receivable, whether before or after its due date. A chargeback shall not be deemed a reassignment of the Receivable, and title thereto and to the goods represented thereby shall remain in you until you execute a reassignment, provided however, that we may reimburse you for the amount of said chargeback and request that you reassign the Receivable to us. All returned, replevied, and reclaimed goods coming into our possession shall be held in trust by us for you.

SECTION 7.        BOOKS AND RECORDS; FINANCIAL STATEMENTS

         You and your representatives shall at all reasonable times have the right to examine all of our books and records.

SECTION 8.        INDEMNITY

         We shall indemnify you for all losses, costs and expenses incurred by you in connection with Receivables for which credit approval has not been given and in connection with Receivables which are unpaid at maturity for reasons other than financial inability. Further, we shall indemnify you for any liability for duties, forwarder's fees, storage, shipping charges, sales or excise taxes or other expenses in connection with the Receivables and for any losses occasioned by claims of Customers under Receivables. This indemnity shall survive the termination of this Agreement.


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SECTION 9.        APPLICABLE LAW

         This Agreement shall be governed by, construed and enforced according to the laws of the State of Georgia.

SECTION 10.       EFFECTIVE DATE; TERMINATION; BINDING EFFECT

         If accepted by you, this Agreement shall be effective on the ninth day of June, 1998, and shall continue in full force and effect until: (a) three (3) years from such effective date and from year to year thereafter until terminated (on any such anniversary date) by our giving to you not less than sixty (60) days prior written notice: or (b) terminated by you at any time by giving to us not less than sixty (60) days prior written notice. This Agreement may be terminated at any time by you without notice to us should any Default occur. Upon termination, we will pay all of our Obligations to you, and in any event we will remain liable to you for any deficiency remaining after determination of our liability hereunder and liquidation of any collateral. Also, upon termination you may withhold any payment to us unless supplied with an indemnity satisfactory to you. This Agreement shall bind us, our successors and assigns and shall inure to the benefit of you, your successors and assigns; we agree that you may delegate your duties hereunder.

SECTION 11.       EXPENSES; ATTORNEYS' FEES; NO WAIVER; SEVERABILITY; NOTICES;
                  HEADINGS

         We shall pay all reasonable expenses incurred by you in connection with the execution of this Agreement, including expenses incurred in connection with the filing of financing statements, continuation statements, record searches and reasonable attorneys' fees. We shall also pay you such wire transfer and similar fees as you charge from time to time and, in connection with your examinations of our books and records, such reasonable examination fees as you charge from time to time as well as your reasonable out-of-pocket expenses. Upon liquidation of any collateral, settlement or prosecution of Customer Disputes, or enforcement of any obligation of ours hereunder, you may charge to our account all costs and expenses incurred including reasonable attorneys' fees, if collection is by or through an attorney and such costs, expenses and fees shall constitute obligations hereunder. No delay or failure on your part in exercising any right, privilege, or option hereunder shall operate as a waiver of such or of any other right, privilege, or option, and no waiver, amendment, or modification of any provision of this Agreement shall be valid, unless in writing signed by you and then only to the extent therein stated. Should any provision of this Agreement be prohibited by or invalid under applicable law, the validity of the remaining provisions shall not be affected thereby. Any notices, requests, demands or other communications given by you under this Agreement may be sent by mail, telex, telegraph, delivery or telecopy to our most current address as reflected in your records. The headings used herein are intended to be for convenience of reference


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only and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.

SECTION 12.       ENTIRE AGREEMENT; WAIVER OF JURY TRIAL

         This Agreement embodies our entire agreement as to the subject matter and supersedes all prior agreements as to the subject matter. EACH OF US HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO TRANSACTIONS UNDER THIS AGREEMENT.

SECTION 13.       TRADE STYLES

         Receivables under this Agreement shall include those created by our doing business under the following trade styles, all of which have been duly and properly registered:

         Farah, Savane
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                                             Farah Incorporated


                                             By:  /s/ N. Larry McPherson
                                                --------------------------------
                                                  Executive Vice President


                                   ACCEPTANCE

         The foregoing Factoring Agreement is accepted in Atlanta, Georgia as of the 9th day of June, 1998.

                                             NationsBanc Commercial Corporation


                                             By:  /s/ Stewart M. Long, Jr.
                                                --------------------------------
                                                  President

Funds Employed - Collection




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